Print Name of Investor: Papken Der Torossian
Shares: 208,333
Subscription Amount: $49,999.92

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being used by ParkerVision, Inc., a Florida corporation (the “Company”), for a private placement (the “Offering”) of shares of common stock, par value $0.01 per share (the “Shares”), on the terms contained in this Subscription Agreement. The Offering is being made solely to the Company’s directors.

The above-named Investor hereby agrees as follows:

1. Subscription for Securities.  Investor hereby subscribes for and agrees to purchase the number of Shares of the Company set forth above at a purchase price of $ 0.24  per share, subject to the terms and conditions set forth in this Subscription Agreement.

2. Offering and Offering Period.  The Shares are being offered in a private placement in accordance with the terms set forth in this Subscription Agreement. The Company is simultaneously conducting a private placement (the “Private Placement”) of Shares to institutional and other accredited investors, pursuant to a securities purchase agreement, of even date herewith, by and among the Company and each purchaser identified on the signature pages thereto. The Offering will terminate on the same date as the Private Placement.

3. Investor Delivery of Documents and Payment.  Investor has tendered to the Company two (2) completed and manually executed copies of this Subscription Agreement.  Simultaneously with submitting this Subscription Agreement, the Investor is wiring the subscription amount in accordance with the directions provided separately by the Company.

4. Acceptance or Rejection of Subscription; Return of Unapplied Funds.  The Company has the right to reject this subscription, in whole or in part, for any reason and at any time prior to a Closing (defined below).  To the extent this subscription is rejected, Investor’s subscription payment will be promptly returned to Investor without interest or deduction and this Subscription Agreement shall have no force or effect. The Shares subscribed for herein will not be deemed issued to or owned by the Investor until one copy of this Subscription Agreement has been executed by the Investor and countersigned by the Company and the Closing (defined below) with respect to the Investor’s subscription has occurred.

5. Closing and Delivery of Securities.  The offering is being made on a “no minimum, no maximum, best efforts” basis.  The closing (“Closing”) on an Investor’s investment shall be simultaneous with the closing of the Private Placement.  The Company may accept this Subscription Agreement and have a Closing for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying Investor of such acceptance.

6. Investor Representations and Warranties.

6.1.  Accredited Investor.  Investor is an “accredited investor” within the meaning of Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501(a) promulgated thereunder.

6.2.  No Right to Terminate.  Investor is aware that Investor is not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive an individual Investor’s death or disability.  In order to induce the Company to issue and sell Shares to Investor, Investor represents and warrants that the information relating to Investor stated herein is true and complete as of the date hereof and will be true and complete as of the date or dates on which Investor’s purchase of Shares becomes effective.  If, prior to the final consummation of the offer and sale of the Shares, there should be any change in such information or any of such information becomes incorrect or incomplete, Investor agrees to notify the Company and supply the Company promptly with corrective information.

6.3.  Information About the Company and the Shares.

(a)  Investor has read the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, together with this Subscription Agreement, and fully understands the information set forth therein and herein.

(b)  Investor has been given access to full and complete information regarding the Company as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included therein and herein, and Investor has either met with or been given reasonable opportunity to meet with the officers and directors of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business of the Company and all such questions have been answered to Investor’s full satisfaction.  Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company.  After reading of such information and materials, Investor understands that there is no assurance as to the future performance of the Shares.

(c)  Investor has received no representation or warranty from the Company or any of its officers, directors, equity holders, employees or agents in respect of Investor’s investment in the Shares.  Investor is not participating in the Offering as a result of or subsequent to:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6.4.  Speculative Investment.  Investor is aware that the Shares are a speculative investment that involve a high degree of risk and Investor may suffer the total loss of its investment.  Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in Investor’s judgment, sufficient information to evaluate the merits and risks of an investment in the Shares.  Investor has not utilized any person as its purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon its own investigation in making a decision to invest in the Shares.  Investor has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Shares in view of its overall financial needs and with respect to the legal and tax implications of such investment.  Investor believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and Investor has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares.  The investment in the Shares does not constitute a significant portion of Investor’s investment portfolio.

6.5.  Restrictions on Transfer.  Investor understands that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration and (ii) the Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available.  Each certificate representing the Shares will bear a restrictive legend relating to such restrictions.  In addition, Investor understands that (x) no securities administrator of any state or the federal government has recommended or endorsed the Offering or made any finding or determination relating to the fairness of an investment in the Shares and (y) the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.  Investor understands that the Company is under no obligation to register the Shares or to assist Investor in complying with any exemption from such registration under the Securities Act or any state securities laws

6.6.  Investment Representation.  Investor is purchasing the Shares for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of the Federal securities laws.

6.7.  Entity Authority.  If Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh plan or other tax-exempt entity, it is authorized and qualified to become an investor in the Shares and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

6.8.  For Florida Residents.  The Shares have not been registered under the Securities Act or the Florida Securities and Investor Protection Act (“Florida Securities Act”), by reason of specific exemptions thereunder relating to the limited availability of the offering.  The Shares cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Florida Securities Act, if such registration is required.  Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three (3) days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three (3) days after the availability of the privilege is communicated to such purchaser, whichever occurs later.  In addition, as required by Section 517.061(11)(a)(3) of the Florida Securities Act and by Rule 69W-500.005(5)(a) thereunder, if Investor is a Florida resident Investor may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in such Rule that the Company can obtain without unreasonable effort or expense.

7.  Indemnification.  Investor hereby agrees to indemnify and hold harmless the Company, its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and  indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Investor and contained herein or (b) arise out of or are based upon any breach by Investor of any representation, warranty or agreement made by Investor contained herein

8.  Severability; Remedies.  In the event any part or parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void part or parts were deleted.

9.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Florida regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.  Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  The execution of this Subscription Agreement may be by actual or facsimile signature.

11.  Benefit.  Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

12.  Notices.  All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, facsimile, electronic transmission (including via email) or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy or other electronic transmission (including via email), in each case addressed to a party.  All communications to Investor should be sent to Investor’s address on the signature page hereto.  All communications to the Company should be sent to:

ParkerVision, Inc.
7915 Baymeadow Way
Jacksonville, Florida 32256
Attention: Jeffrey L. Parker, Chief Executive Officer
Telephone: (904) 737-1367
Email: jparker@parkervision.com

13.  Oral Evidence.  This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

14.  Paragraph Headings.  Paragraph headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

15.  Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

SIGNATURE PAGE

I hereby affirm that all the information contained herein is true and correct to the best of my knowledge and belief.

/s/ Papken der Torossian	December 18, 2015
Signature	Date

Papken der Torossian
Print Name

Title (if applicable)

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

PARKERVISION, INC.

/s/Cynthia Poehlman	Chief Financial Officer
Name	Title:

December 18, 2015
Date

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